UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HELEN OF TROY LIMITED

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HELEN OF TROY LIMITED
Clarendon House
Church Street
Hamilton, Bermuda

June 29, 2006

Dear Shareholders:

It is my pleasure to invite you to the 2006 Annual General Meeting of the Shareholders of Helen of Troy Limited. The meeting will be held at 1:00 p.m., Mountain Daylight Time, on Tuesday, August 8, 2006, at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas. In addition to the business to be transacted at the meeting, members of management will present information about the Company's operations and will be available to respond to your questions.

We encourage you to help us reduce printing and mailing costs by signing up for electronic delivery of our shareholder communications. For more information, see "Electronic Delivery of Shareholder Communications."

At our Annual Meeting, we will vote on proposals to set the number of director positions at eight, elect eight directors, appoint KPMG LLP as the Company's independent auditor and registered public accounting firm, and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration. The accompanying Notice of Annual General Meeting of Shareholders and Proxy Statement contains information that you should consider when you vote your shares. Also, for your convenience, you can vote your shares via touch-tone telephone at 1-800-690-6903 or via the internet at WWW.PROXYVOTE.COM.

It is important that you vote your shares whether or not you plan to attend the meeting. Please sign, date and return the enclosed proxy card in the accompanying envelope as soon as possible. If you plan to attend the meeting and wish to vote in person, you may revoke your proxy and vote in person at that time. I look forward to seeing you at the meeting. On behalf of the management and directors of Helen of Troy Limited, I want to thank you for your continued support and confidence.

Sincerely,

/s/ Gerald J. Rubin

Gerald J. Rubin
Chairman of the Board,
Chief Executive Officer and
President

HELEN OF TROY LIMITED
Clarendon House
Church Street
Hamilton, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 8, 2006

Notice is hereby given that the Annual General Meeting of the Shareholders (the "Annual Meeting") of Helen of Troy Limited, a Bermuda Company (the "Company"), will be held at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, on Tuesday, August 8, 2006, at 1:00 p.m., Mountain Daylight Time, for the following purposes:

1.	To set the number of director positions at eight and to vote for the election of a board of eight directors;

2.
To appoint KPMG LLP as the Company’s independent auditor and registered public accounting firm to serve for the 2007 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting is June 12, 2006. You are urged to read carefully the attached Proxy Statement for additional information concerning the matters to be considered at the Annual Meeting.

If you do not expect to be present in person at the Annual Meeting, please sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope that has been provided for your convenience. The prompt return of proxies will help ensure the presence of a quorum and save the Company the expense of further solicitation. Also, for your convenience, you can vote your shares via touch-tone telephone at 1-800-690-6903 or via the internet at WWW.PROXYVOTE.COM. If you have internet access, we encourage you to record your vote on the Internet. It is convenient and saves the Company significant postage and processing.

You are cordially invited and encouraged to attend the Annual Meeting in person.

/s/ Vincent D. Carson

Vincent D. Carson
Vice-President, General Counsel and Secretary

El Paso, Texas
June 29, 2006

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. MOST STOCKHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR VOTES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET, (2) BY PHONE OR (3) BY MARKING, DATING AND SIGNING THE ENCLOSED PROXY AND RETURNING IT IN THE ENVELOPE PROVIDED. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO RECORD YOUR VOTE ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES THE COMPANY SIGNIFICANT POSTAGE AND PROCESSING COSTS.

TABLE OF CONTENTS

Page
Proxy Statement	1
Solicitation of Proxies	1
Voting Securities and Record Date	1
Quorum; Voting	2
Proposal 1: Election of Directors	2
Corporate Governance, The Board, Board Committees and Meetings	3
Shareholder Communications to the Board of Directors	6
Compensation Committee Interlocks and Insider Participation	6
Director's Compensation	6
Security Ownership of Certain Beneficial Owners and Management	8
Stock Price Performance Graph	9
Executive Officers	10
Executive Compensation	10
Summary Compensation Table	10
Option Grants in Last Fiscal Year	11
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	12
Equity Compensation Plan Information	12
Employment Contract for Chairman of the Board, Chief Executive Officer and President	12
Report of the Compensation Committee on Directors and Executive Compensation	14
Certain Relationships and Related Transactions	16
Report of the Audit Committee of the Board of Directors	17
Audit and Other Fees Paid to Our Independent Registered Public Accounting Firm	19
Proposal 2: Appointment of Independent Auditor and Registered Public Accounting Firm and Authorization of the Audit Committee of the Board of Directors to set the Auditor’s Remuneration	19
Shareholder Proposals	20
Section 16(a) Beneficial Ownership Reporting Compliance	20
Other Matters	20
Householding of Materials	21
Electronic Delivery of Shareholder Communications	21
How to Obtain Our Annual Report, Proxy Statement and Other Information about the Company	21

HELEN OF TROY LIMITED

Clarendon House
Church Street
Hamilton, Bermuda

PROXY STATEMENT

FOR
ANNUAL GENERAL MEETING OF SHAREHOLDERS
August 8, 2006

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Helen of Troy Limited (the "Company") for use at its Annual General Meeting of Shareholders (the "Annual Meeting") to be held at the Camino Real Hotel, 101 S. El Paso Street, El Paso, Texas, on Tuesday, August 8, 2006, at 1:00 p.m., Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. A proxy may be revoked by filing a written notice of revocation or an executed proxy bearing a later date with the Secretary of our Company any time before exercise of the proxy or by attending the Annual Meeting and voting in person. Forms of proxy and proxy statements are to be distributed on or about June 29, 2006.

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•	FOR setting the number of director positions to eight and FOR the election of the director nominees set forth in “Proposal 1: Election of Directors.”

•
FOR the appointment of KPMG LLP as the independent auditor and registered public accounting firm of the Company set forth in “Proposal 2: Appointment of Independent Auditor and Registered Public Accounting Firm and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration.”

In addition, if other matters are properly presented for voting at the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting. Your vote is important. If you do not vote your shares, you will not have a say in the important issues to be voted upon at Helen of Troy’s 2006 Annual General Meeting of Shareholders. To pass, each proposal included in this year’s proxy statement requires a majority of the votes cast at the Annual Meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person.

The Annual Report to Shareholders for the year ended February 28, 2006 ("fiscal 2006"), including financial statements, is enclosed. It does not form any part of the material provided for the solicitation of proxies.

The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit the return of proxies by telephone and personal interview. Forms of proxy and proxy material may also be distributed through brokers, custodians and like parties to beneficial owners of our Common Shares, par value $.10 per share (the "Common Stock"), for which we will, upon request, reimburse the forwarding expense.

VOTING SECURITIES & RECORD DATE

The close of business on June 12, 2006, is the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of June 12, 2006, there were 30,032,922 shares of Common Stock issued and outstanding, each entitled to one vote per share.

QUORUM; VOTING

The presence in person of two or more persons, representing throughout the Annual Meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. If a quorum is present, the eight nominees for Directors receiving a majority of the votes cast at the Annual Meeting in person or by proxy shall be elected. The affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy shall be the act of the shareholders with respect to Proposal 1 and Proposal 2. If within half an hour from the time appointed for the Annual Meeting a quorum is not present or represented by proxy, the Annual Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place the Board of Directors may determine, provided that at least two persons are present at such adjourned meeting, representing throughout the meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called. Broker non-votes are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal. Such broker non-votes will be counted towards a quorum. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to Proposals 1 and 2.

PROPOSAL 1: ELECTION OF DIRECTORS

The Bye-laws of the Company state that the number of our Directors shall be established by the shareholders from time to time but shall not be less than two. On June 20, 2006, Mr. Christopher L. Carameros notified the Company that he has elected not to stand for election as a director at the Annual Meeting. The Board of Directors has recommended that the number of director positions be set at eight. Accordingly, the Nominating and Corporate Governance Committee has identified eight candidates for election to the Board of Directors.

The eight persons named below are the nominees for election as Directors. One of the eight candidates, Mr. Gerald J. Rubin is a member of Helen of Troy's senior management. Gerald J. Rubin and Stanlee N. Rubin are married. Gerald J. Rubin and Byron H. Rubin are brothers. The Board of Directors has determined that the remaining five candidates, Gary B. Abromovitz, John B. Butterworth, Timothy F. Meeker, Adolpho R. Telles, and Darren G. Woody are independent directors as defined in the applicable rules for companies traded on The NASDAQ Stock Market ("NASDAQ"), and therefore, the majority of persons nominated to serve on our Board of Directors will be independent as so defined. Each Director elected shall serve as a Director until the next annual general meeting of shareholders, or until his or her successor is elected and qualified.

Set forth below are descriptions of the principal occupations during at least the past five years of the nominees for election to our Board of Directors:

GARY B. ABROMOVITZ, age 63, is Deputy Chairman of the Board, Lead Director, and chairs the Compensation Committee and Nominating and Corporate Governance Committee. He is also a member of the Audit Committee and chairs the executive sessions of the independent Directors. He has been a Director of the Company since 1990. Mr. Abromovitz is an attorney and has been a consultant to several law firms involving business related matters. He is active in real estate development concentrating on industrial, commercial and historic properties. In March 2005, he joined the Board of Directors of Cardiovascular Biotherapeutics, Inc. as lead Director and chair of the audit, compensation, and governance committees.

JOHN B. BUTTERWORTH, age 54, has been a Director of the Company since August 2002. Mr. Butterworth is a Certified Public Accountant and, since 1982, has been a shareholder in a public accounting firm located in El Paso, Texas.

TIMOTHY F. MEEKER, age 59, has been a Director of the Company since August 2004. Since 2002, Mr. Meeker has served as President and principal in Meeker and Associates, a privately-held management consulting firm. Mr. Meeker served as Senior Vice-President, Sales & Customer Development for Bristol-Myers Squibb, a consumer products and pharmaceutical company, from 1996 through 2002. From 1989 to 1996, Mr. Meeker served as Vice-President of Sales for Bristol-Myers' Clairol Division.

BYRON H. RUBIN, age 56, has been a Director of the Company since 1981. Mr. Rubin has been a partner in the firm of Daniels & Rubin, an insurance and tax planning firm in Dallas, Texas, since 1979.

GERALD J. RUBIN, age 62, founder of the Company, has been the Chairman of the Board, Chief Executive Officer and President of the Company since June 2000. From 1984 to June 2000, Mr. Rubin was Chairman of the Board and Chief Executive Officer of the Company. Mr. Rubin has been a Director of the Company since 1969. Mr. Rubin also serves on the Board of Directors of the El Paso Branch, Federal Reserve Bank of Dallas, Texas.

STANLEE N. RUBIN, age 62, has been a Director of the Company since 1990. Mrs. Rubin is active in civic and charitable organizations. She is a Partner for the Susan G. Komen Breast Cancer Foundation and Founder of the Center for the Visual Arts at the University of Texas at El Paso.

ADOLPHO R. TELLES, age 56, has been a Director of the Company since June 2005 and chairs the Audit Committee. Mr. Telles is a Certified Public Accountant. Since November of 2003, Mr. Telles has been a business consultant providing advisory services to entities in the area of corporate governance, internal auditing, and compliance with the Sarbanes Oxley Act of 2002. Previously, Mr. Telles was a partner with the accounting firm of KPMG LLP, and its predecessors for over 16 years.

DARREN G. WOODY, age 46, has been a director of the Company since August 2004. Mr. Woody is President and Chief Executive Officer of C.F. Jordan, a construction services firm. He has served in this capacity since August of 2000. Previously, Mr. Woody was a partner in the law firm of Krafsur, Gordon, Mott and Woody P.C.

VOTE REQUIRED FOR ELECTION OF DIRECTORS

The nominees receiving a majority of the votes cast at the Annual Meeting will be elected as Directors and the affirmative vote of the majority of votes cast at the Annual Meeting is required to set the number of directors at eight.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR SETTING THE NUMBER OF DIRECTORS AT EIGHT AND EACH OF THE EIGHT NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE, THE BOARD, BOARD COMMITTEES AND MEETINGS

Corporate Governance. Corporate governance is typically defined as the system that allocates duties and authority among a company’s shareholders, Board of Directors and management. The shareholders elect the Board and vote on extraordinary matters. The Board is the Company’s governing body, responsible for hiring, overseeing and evaluating management, particularly the Chief Executive Officer; and management runs the Company’s day-to-day operations.

Our Corporate Governance Guidelines, as well as our Code of Ethics, and the charters of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are available under the “Corporate Governance” heading of the investor relations page of our website at the following address: http://www.hotus.com.

Our Company believes that it is in compliance with the corporate governance requirements of the NASDAQ listing standards. The principal elements of these governance requirements as implemented by our Company are:

•	affirmative determination by the Board of Directors that a majority of the Directors is independent,

•	regularly scheduled executive sessions of independent Directors,

•
Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee comprised of independent Directors and having the purposes and charters described below under the separate committee headings, and

•	specific Audit Committee authority and procedures outlined in the charter of the Audit Committee.

Independence. The Board of Directors has determined that the following five Directors nominated for election at the Annual Meeting are independent directors as defined in the NASDAQ listing standards: Gary B. Abromovitz, John B. Butterworth, Timothy F. Meeker, Adolpho R. Telles, and Darren G. Woody. Therefore, a majority of the persons nominated to serve on our Company’s Board of Directors is independent as so defined. The foregoing independence determination of our Board of Directors included the determination that each of these five nominated Board members, if elected and appointed to the Audit Committee, Nominating and Corporate Governance Committee, or Compensation Committee as discussed above, respectively, is:

•
independent for purposes of membership on the Audit Committee under Rule 4350(d) of the NASDAQ listing standards, that includes the independence requirements of Rule 4200 and additional independence requirements under SEC Rule 10A-3(b);

•	independent under the NASDAQ listing standards for purposes of membership on the Nominating and Corporate Governance Committee; and

•
independent under the NASDAQ listing standards for purposes of membership on the Compensation Committee, as a “non-employee director” under SEC Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” as defined in regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Our Board of Directors has three committees: The Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. The following table shows the composition of these committees over the last fiscal year:

Director	Audit	Nominating & Corporate Governance	Compensation
Gary B. Abromovitz	M	Chair	Chair
John B. Butterworth	M
Timothy F. Meeker		M	M
James C. Swaim *	Chair through June 10, 2005
Adolpho R. Telles	Chair since June 10, 2005
Darren G. Woody		M	M

M = Current Member over the past Year
* Resigned from the Board of Directors on June 10, 2005.

Audit Committee. Our Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The primary purposes of this committee are to oversee, on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes and integrity of our Company’s financial statements, (2) the audits of our Company’s financial statements and appointment, compensation, qualifications, independence and performance of our independent registered public accounting firm, (3) our compliance with legal and regulatory requirements, and (4) oversee the staffing, establishment and ongoing operation of our internal audit function. The Audit Committee meets periodically with our Chief Financial Officer and other appropriate officers in the discharge of its duties. The Audit Committee also reviews the content and enforcement of the Company's Ethical Code of Conduct, consults with our legal counsel on various legal compliance matters and on other legal matters if those matters could materially affect our financial statements. The Audit Committee met eight times during fiscal 2006.

The Board of Directors has determined that the members of the Audit Committee are independent as previously described. In addition, the Board of Directors determined that Mr. Telles qualified as an "audit committee financial expert" as defined by the SEC in Item 401(h) of Regulation S-K promulgated by the SEC and was independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act of 1934. The Board of Directors also determined that all of the members of the Audit Committee meet the requirement of the NASDAQ listing standards that each member be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Nominating and Corporate Governance Committee. The primary purposes of the committee are to (1) recommend to our Board of Directors individuals qualified to serve on our Board of Directors for election by shareholders at each annual meeting of shareholders and to fill vacancies on the Board of Directors, (2) implement the Board’s criteria for selecting new directors, (3) develop, recommend to the Board, and assess our corporate governance policies, and (4) oversee the evaluation of our Board. The Nominating and Corporate Governance Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to the Board or committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill Board and committee positions.

The committee's current process for identifying and evaluating nominees for director consists of general periodic evaluations of the size and composition of the Board of Directors, applicable listing standards and laws, and other appropriate factors with a goal of maintaining continuity of appropriate industry expertise and knowledge of our Company. The committee looks for a number of personal attributes in selecting candidates including: sound reputation and ethical conduct; business and professional activities, which are complementary to those of the Company; the availability of time and a willingness to carry out their duties and responsibilities effectively; an active awareness of changes in the social, political and economic landscape; an absence of any conflicts of interest; limited service on other boards; and, a commitment to contribute to the Company's overall performance placing it above personal interests. The committee held two meetings during fiscal 2006.

The Nominating and Corporate Governance Committee will consider candidates recommended by shareholders. Any candidate recommended by shareholders must meet the same general requirements outlined in the previous paragraph, to be considered for election. Any shareholder who intends to present a director nomination proposal for consideration at the 2007 Annual Meeting and intends to have that proposal included in the proxy statement and related materials for the 2007 Annual Meeting, must deliver a written copy of the proposal to our Company’s principal executive offices no later than the deadline, and in accordance with the notice procedures, specified under "Shareholder Proposals" in this Proxy Statement and in accordance with the applicable requirements of SEC Rule 14a-8.

If a shareholder does not comply with the foregoing Rule 14a-8 procedures, the shareholder may use the procedures set forth in our Company’s Bye-laws, although our Company would in the latter case not be required to include the nomination proposal as a proposal in the proxy statement and proxy card mailed to shareholders. For shareholder nominations of directors to be properly brought before an annual general meeting by a shareholder pursuant to the Bye-laws, the shareholder must have given timely notice thereof in writing to the Secretary of our Company. To be timely, written suggestions for candidates, accompanied by a written consent of the proposed candidate to serve as a director if nominated and elected, a description of his or her qualifications and other relevant biographical information, must be delivered for consideration by the Nominating and Corporate Governance Committee prior to the next annual general meeting to the Secretary of the Company, Clarendon House, Church Street, Hamilton, Bermuda not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual general meeting. In the event that the date of the annual general meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual general meeting and not later than the close of business on the later of the 60th day prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Under SEC Rule 14a-8 (and assuming consent to disclosure is given by the proponents and nominee), our Company must disclose any nominations for director made by any person or group beneficially owning more than 5% of our outstanding common stock by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to its shareholders in connection with the previous year's annual general meeting. Our Company did not receive any such nominations.

Compensation Committee. The primary purposes of the committee are to (1) review and approve corporate goals and objectives relevant to the chief executive officer's compensation, (2) evaluate the CEO's performance in light of those goals and objectives, (3) either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO's evaluation based on this evaluation, (4) make recommendations to the Board with respect to non-CEO compensation, incentive compensation plans and equity-based plans, and (5) produce an annual report on executive compensation for inclusion in the Company's proxy statement. The Board of Directors has determined that the members of this committee are independent as previously described. In fiscal 2006, the Compensation Committee met nine times. The Committee also conducted numerous informal telephonic discussions and consulted its advisors throughout the year.

Meetings of Board of Directors. The Board of Directors met four times in person during fiscal 2006 and two times telephonically. Mrs. Stanlee Rubin, who was not in attendance at two board meetings, and Mr. Jim Swaim, who was not in attendance at one board meeting. Except for Mrs. Rubin and Mr. Swaim, all other Directors attended all Board of Directors meetings, committee meetings, or participated in required consents during the period for which he or she acted as a Director during fiscal 2006. The Company expects all Board members to attend its annual general meeting of the shareholders, unless circumstances would prevent a Board member from doing so. All Board members, except for Stanlee N. Rubin, attended the prior year's annual general meeting of the shareholders.

SHAREHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any record or beneficial owner of our shares of Common Stock who has concerns about accounting, internal accounting controls, or auditing matters relating to our Company may contact the Audit Committee directly. Any record or beneficial owner of our stock who wishes to communicate with the Board of Directors on any other matter should also contact the Audit Committee. The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to our Company. If particular communications are directed to the full Board, independent directors as a group, or individual directors, the Audit Committee will route these communications to the appropriate directors or committees so long as the intended recipients are clearly stated.

Communications intended to be anonymous may be made by calling our national hotline service at 866-210-7649 or 866-210-7650, if you would prefer to communicate in Portuguese or Chinese. When you call, please identify yourself as a shareholder of our Company intending to communicate with the Audit Committee (this third party service undertakes to forward the communications to the Audit Committee if so requested and clearly stated). You may also send communications intended to be anonymous by mail, without indicating your name or address, to Helen of Troy Limited, 1 Helen of Troy Plaza, El Paso, Texas, 79912, USA, Attention: Chairman of the Audit Committee. Communications not intended to be made anonymously may be made by calling the hotline number or by mail to that address, including whatever identifying or other information you wish to communicate.

Communications from employees or agents of our Company will not be treated as communications from our shareholders unless the employee or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2006, no executive officer of the Company served on the compensation committee (or equivalent), or the board of directors, of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

DIRECTOR COMPENSATION

The following table presents the compensation provided by Helen of Troy to non-employee directors during fiscal 2006:

Non-Employee Director Compensation Table

Name		Board and Committee Retainers and Meeting Fees ($)	Committee Chair Retainers ($)	Deputy Chairman Retainer ($)		All Other Compensation ($)	Total Cash Compensation ($) (1)	Shares Underlying Options Granted (#) (2)
Gary B. Abromovitz	(3)	$60,000	$20,000	$40,000	$	- 0 -	$120,000	8,000
Adolpho R. Telles	(4)	27,000	30,000	- 0 -		- 0 -	57,000	-
James C. Swaim	(5)	18,000	20,000	- 0 -		- 0 -	38,000	4,000
John B. Butterworth	(6)	60,000	- 0 -	- 0 -		- 0 -	60,000	8,000
Timothy F. Meeker	(7)	48,000	- 0 -	- 0 -		48,000	96,000	8,000
Darren G. Woody	(8)	48,000	- 0 -	- 0 -		- 0 -	48,000	8,000
Byron H. Rubin	(9)	36,000	- 0 -	- 0 -		30,000	66,000	8,000
Stanlee N. Rubin		33,000	- 0 -	- 0 -		- 0 -	33,000	8,000
		$330,000	$70,000	$40,000		$78,000	$518,000	52,000
______________

(1)
Includes only cash fees and retainers paid. Each member of the Board of Directors who is not an employee of the Company received quarterly retainers of $6,000 and fees of $3,000 for each quarterly meeting of the Board of Directors attended. Additionally, the Deputy Chairman of the Board received quarterly retainers of $10,000, the Audit Committee Chair received quarterly retainers of $10,000 and the Compensation Committee Chair received quarterly retainers of $5,000. Non-chair members of the Audit Committee received fees of $6,000 for each quarterly Audit Committee meeting attended. Non-chair members of the Compensation Committee received fees of $3,000. The Board members also received reimbursement for travel and lodging expenses incurred in connection with attending all such meetings.

(2)
Stock options were granted at estimated per share fair values of $9.26 and $7.41 and exercise prices of $28.33 and $23.13 on March 1, 2005 and June 1, 2005, respectively. The estimated fair values of stock options as of the dates granted were determined consistent with the method of Statement of Financial Accounting Standards No. 123(R) "Accounting For Stock-Based Compensation," using the Black-Scholes option pricing model, based on the following assumptions: a volatility of 41.6 to 42.3 percent; an expected life of 3 years; risk-free interest rates of 3.55 to 3.76 percent; and a dividend yield of -0- percent. As of February 28, 2006, the closing market value of the Company's shares was $20.01 per share. At February 28, 2006, the exercise prices of these options were greater than the market value of the underlying shares. Accordingly, they had no intrinsic value at that date. The stock option plan for non-employee directors expired by its terms on June 6, 2005.

(3)
Mr. Abromovitz is Deputy Chairman of the Board, Lead Director, and is the Chair of the Compensation Committee and Nominating and Corporate Governance Committee. He is also a member of the Audit Committee and chairs the executive sessions of the independent Directors. Mr. Abromovitz receives a quarterly retainer of $10,000 for his services as Deputy Chairman of the Board and Lead Director, and a quarterly retainer of $5,000 for his services as Chair of the Compensation Committee.

(4)	Mr. Telles is Chair of the Audit Committee and is an Independent Director. Mr. Telles receives a quarterly retainer of $10,000 for his services as Audit Committee Chair.

(5)
Mr. Swaim was Chair of the Audit Committee through June 10, 2005. Mr. Swaim received quarterly retainers of $10,000 for his services as Chair of the Audit Committee and for his assistance facilitating the transition to a new Audit Committee Chair.

(6)	Mr. Butterworth is a member of the Audit Committee. Mr. Butterworth receives fees of $6,000 for each quarterly Audit Committee meeting attended.

(7)
Mr. Meeker is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Meeker receives fees of $3,000 for each quarterly Compensation Committee meeting attended. Mr. Meeker also received fees totaling $48,000 in connection with a separate marketing and consulting advisory services agreement he has with the Company. For further information, see “Certain Relationships and Related Transactions.”

(8)	Mr. Woody is a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Woody receives fees of $3,000 for each quarterly Compensation Committee meeting attended.

(9)
Other compensation represents ordinary insurance agent's commissions received by Byron Rubin in connection with the Company's group health, life and disability insurance policies as well as certain life insurance polices on its officers. For further information, see “Certain Relationships and Related Transactions.”

During fiscal 2007, each independent Director will also receive a fee of $6,000 for each executive session of independent Directors that is attended.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 5, 2006, the beneficial ownership of the Common Stock of the Directors, nominees for the Board of Directors, the executive officers of the Company, the Directors and executive officers of the Company as a group, and each person known to the Company to be the beneficial owner of more than five percent of the Common Stock:

Name of Beneficial Owner	Common Shares Beneficially Owned	Percent *
Gerald J. Rubin (1)(2)	7,569,922	20.66%
Stanlee N. Rubin (1)(2)
One Helen of Troy Plaza
El Paso, Texas 79912

Christopher L. Carameros (2)	168,976	**

Thomas J. Benson (2)	58,471	**

Gary B. Abromovitz (2)	54,500	**

John B. Butterworth (2)	45,105	**

Byron H. Rubin (2)	42,000	**

Darren G. Woody (2)	18,000	**

Timothy F. Meeker (2)	16,000	**

Vincent D. Carson (2)	15,718	**

Adolpho R. Telles	- 0 -	**

All directors and executive officers as a group	7,988,692	21.80%
(11 persons)

FMR Corp. (3)	3,115,900	8.50%
82 Devonshire Street
Boston, Massachusetts 02109

Eton Park Capital Management, L.P. (4)	2,900,000	7.91%
825 Third Avenue, 8th Floor
New York, N.Y. 10022.
___________
*
Percent ownership is calculated based on 30,029,072 shares of the Company's Common Stock outstanding on May 5, 2006 and 6,617,969 stock options held by all grantees exercisable within 60 days of May 5, 2006.

**	Ownership of less than one percent of the outstanding Common Stock.

(1)
Does not include 144,000 shares in a trust for the children of Gerald J. Rubin and Stanlee N. Rubin in which they disclaim any beneficial ownership and includes 276,980 shares held beneficially through a partnership in which Gerald J. Rubin and Stanlee N. Rubin are partners.

(2)	Includes shares subject to stock options that are exercisable within 60 days of May 5, 2006 as follows:

Gerald J. Rubin	5,625,000
Stanlee N. Rubin	128,000
Christopher L. Carameros	134,586
Thomas J. Benson	56,883
Gary B. Abromovitz	54,500
John B. Butterworth	40,000
Byron H. Rubin	32,000
Darem G. Woody	16,000
Timothy F. Meeker	16,000
Vincent D. Carson	14,250
Total	6,117,219

(3)
Based on the Schedule 13G/A filed on February 14, 2006, and Form 13F filed on February 14, 2006. According to those filings, FMR Corp. has sole dispositive power for 3,115,900 shares and no voting power for any shares.

(4)
Based on the Schedule 13G/A filed on February 8, 2006, and Form 13F filed on February 8, 2006. According to those filings, Eton Park Capital Management, L.P. has shared dispositive power for 2,900,000 shares and shared voting power for 2,900,000 shares.

HELEN OF TROY FIVE-YEAR
STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return of the Company to the NASDAQ Market Index and a peer group index, assuming $100 invested March 1, 2001. The Peer Group Index was the Dow Jones Industry Group - Cosmetics.

COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
FOR HELEN OF TROY LIMITED, NASDAQ MARKET REFERENCE
AND PEER GROUP INDEX

	Fiscal Year ended the last day of February
	2001	2002	2003	2004	2005	2006
HELEN OF TROY LIMITED	100.00	197.19	204.92	456.52	442.23	309.91
DOW JONES GROUP INDEX	100.00	100.55	91.90	112.98	129.33	127.01
NASDAQ MARKET INDEX	100.00	80.22	61.11	93.08	94.04	104.97

EXECUTIVE OFFICERS

The executive officers of the Company are Gerald J. Rubin, Christopher L. Carameros, Vincent D. Carson and Thomas J. Benson. Mr. Rubin is also a Director of the Company. Mr. Carameros is currently also a Director of the Company, but has chosen not to stand for re-election for fiscal 2007. See "Election of Directors."

CHRISTOPHER L. CARAMEROS, age 52, has been a Director of the Company since June 1993. Mr. Carameros has elected not to stand for re-election to the Board for fiscal 2007. Mr. Carameros joined the Company as Executive Vice-President in January 2003. Mr. Carameros is a member of the Board of Directors of Verde Realty, a privately held real estate development company, and has been an officer and Director of L & M Asset Management Inc., a privately-held company which holds certain of his personal investments, from August 1997 to the present.

THOMAS J. BENSON, age 48, has been Senior Vice-President of Finance and Chief Financial Officer of the Company since August 2003. Mr. Benson served as Chief Financial Officer of Elamex, S.A. de C.V., a provider of manufacturing and shelter services, from June 2002 to August 2003, and as Chief Financial Officer of Franklin Connections / Azar Nut Company, a manufacturer, packager and distributor of candy and nut products, from May 1994 to June 2002. He has served as an investments director in two private investment firms and spent seven years in public accounting. He received his B.S. from St. Mary's College and his Masters Degree of Taxation from DePaul University.

VINCENT D. CARSON, age 46, joined the Company on November 1, 2001, in the capacity of Vice-President, General Counsel and Secretary, after a 16-year legal career in private practice. Prior to joining the Company, Mr. Carson was a shareholder in Brandys Carson & Pritchard, P.C. from 1993 to 2001, and was a shareholder at Mounce, Green, Myers, Safi & Galatzan, P.C. during 2001. Both firms are located in El Paso, Texas.

EXECUTIVE COMPENSATION

The following table sets forth the summary of compensation earned during fiscal 2004 through 2006 by the Company's Chief Executive Officer and its other executive officers.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation		All Other
Name And Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Granted (#)		Compensation ($)
Gerald J. Rubin	2006	600,000	4,140,229	(1)	- 0 -		57,811	(3)(4)
Chairman, Chief Executive	2005	600,000	9,320,685	(1)	- 0 -		73,203
Officer, and President	2004	600,000	5,474,156	(1)	625,000		117,077

Christopher L. Carameros	2006	600,000	500,000		- 0 -		7,266	(3)
Executive Vice-President	2005	600,000	750,000		- 0 -		7,116
	2004	498,000	269,154		300,000		6,725

Thomas J. Benson	2006	290,000	105,481		7,500	(2)	6,930	(3)
Senior Vice-President	2005	267,500	109,615		- 0 -		6,780
Finance and Chief Financial Officer	2004	135,417	37,306		56,883		1,158

Vincent D. Carson	2006	191,000	41,873		4,000	(2)	6,327	(3)
Vice-President and	2005	191,000	45,546		- 0 -		6,114
General Counsel	2004	181,788	81,992		5,000		3,334
___________

(1)	Amounts calculated and awarded pursuant to the Company’s 1997 Cash Bonus Performance Plan, as amended and approved by the shareholders in August 2003.

(2)
On November 25, 2005, stock options with an exercise price of $18.00 were granted to Mr. Benson and Mr. Carson. The estimated per share fair value of the options as of the date granted was $7.76. The estimated aggregate fair values of these stock options granted to Mr. Benson and Mr. Carson as of the date granted were $58,200 and $31,040, respectively. The estimated fair values were determined consistent with the method of Statement of Financial Accounting Standards No. 123(R) "Accounting For Stock-Based Compensation," using the Black-Scholes option pricing model, based on the following assumptions: a volatility of 44.7 percent; an expected life of 4.6 years; risk-free interest rate of 4.34 percent; and a dividend yield of zero percent.

(3)	Amounts in this column for fiscal 2006 include the following:

	401(k) Plan	Group Life Insurance	Disability Insurance	Auto Lease
Gerald J. Rubin	$6,300	$2,772	$5,798	$16,297
Christopher L. Carameros	6,300	966	- 0 -	- 0 -
Thomas J. Benson	6,300	630	- 0 -	- 0 -
Vincent D. Carson	5,730	597	- 0 -	- 0 -

(4)
Includes amounts attributable to the economic benefit received for executive and survivorship life insurance policies. The economic benefit of such policies totaled $26,644 in fiscal 2006. During fiscal 2006, 2005 and 2004, the Company paid annual premiums of $360,000 in respect of the policies. See “Certain Relationships and Related Transactions.”

(5)	Mr. Benson joined the Company in August 2003.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Name	Number Of Securities Underlying Options/Sars Granted (#)	% Of Total Options/Sars Granted To Employees In Fiscal Year (%)	Exercise Or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
G. Rubin	- 0 -	0%	- 0 -	-	- 0 -	- 0 -
C. Carameros	- 0 -	0%	- 0 -	-	- 0 -	- 0 -
T. Benson	7,500	3%	18.00	11/25/2015	84,901	215,155
V. Carson	4,000	2%	18.00	11/25/2015	45,280	114,749
________

Aggregated Option/Sar Exercises In Last Fiscal Year And Fiscal Year-End Option/Sar Values

	Shares Acquired On Exercise	Value Realized	Number Of Securities Underlying Unexercised Options/Sars At Fiscal Year-End (#)		Value Of Unexercised In-The-Money Options / Sars At Fiscal Year-End ($) (1)
NAME	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
G. Rubin	- 0 -	- 0 -	5,625,000	- 0 -	34,554,575	- 0 -
C. Carameros	- 0 -	- 0 -	134,586	- 0 -	946,813	- 0 -
T. Benson	- 0 -	- 0 -	56,883	7,500	- 0 -	15,075
V. Carson	- 0 -	- 0 -	14,250	9,750	78,613	52,428
________

(1)	Represents the difference between the last sale price of the Common Stock on February 28, 2006 ($20.01) and the exercise price of the option, multiplied by the applicable number of options.

The following table summarizes certain equity compensation plan information as of February 28, 2006:

Equity Compensation Plan Information

	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants, And Rights (a)	Weighted-Average Exercise Price Of Outstanding Options, Warrants, And Rights (b)	Number Of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)) (c)
Equity compensation plans approved by security holders	6,923,094	$14.83	887,002	(1)
________
(1)
Includes 331,716 shares authorized and available for issuance in connection with the Helen of Troy Limited 1998 Employee Stock Purchase Plan 555,286 shares authorized and available for issuance under the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan.

EMPLOYMENT CONTRACT FOR THE COMPANY’S
CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

Mr. Rubin’s employment contract (i) was amended on April 21, 2005 to reduce the term from five years to three years, (ii) renews itself daily for a new three-year term, (iii) provides for a base salary of $600,000, and (iv) provides for an annual cash bonus payable in accordance with the Company’s 1997 Cash Bonus Performance Plan. The formula for calculating the annual cash bonus for Mr. Rubin was submitted to the Company’s shareholders for approval in 1997 and again in 2003. The Company’s shareholders approved the formula on both occasions. The annual cash bonus to Mr. Rubin is payable based on the earnings achieved by the Company in any applicable fiscal year according to the following scale:

Amount Of Bonus Payable As A Percent Of Earnings	Amount Of Earnings Achieved By The Company In The Applicable Fiscal Year
5%	$	- 0 -	to	$30,000,000
6%		$30,000,001	to	$40,000,000
7%		$40,000,001	to	$50,000,000
8%		$50,000,001	to	$60,000,000
9%		$60,000,001	to	$70,000,000
10%		$70,000,001	or more

For the purposes of the bonus calculation, “earnings” means the sum of the consolidated earnings from continuing operations before all income taxes of the Company and its subsidiaries, minus extraordinary income, plus extraordinary expenses, minus capital gains, and plus capital losses. All components of the calculation are required to be determined in accordance with accounting principles generally accepted in the United States. The base salary paid to Mr. Rubin in the fiscal year then reduces the amount of the incentive bonus calculated above. Mr. Rubin’s incentive bonus for any fiscal year cannot exceed $15,000,000. In fiscal 2006, Mr. Rubin received an annual cash bonus of $4,140,229.

Under the terms of his employment agreement, Mr. Rubin was entitled to receive options to purchase 125,000 shares of Common Stock on the last business day of each of the Company’s fiscal quarters and such options are immediately vested, assuming there are options available under the Company’s plans. In the fourth quarter of fiscal 2004, Mr. Rubin declined receipt of the balance of available options remaining in the 1998 Stock Option and Restricted Stock Plan totaling 67,011 shares so that these options could be used during the balance of fiscal 2005 to reward selected members of the Company’s management and certain new management hires with an equity ownership interest in the financial success of the Company.   Mr. Rubin received no stock options in fiscal year 2006 and there are no stock options currently available to him under the Company's stock option plans.

In our 2005 annual general meeting, our shareholders approved a proposal to amend our 1998 Stock Option and Restricted Stock Plan to permit the grant of options to purchase an additional 750,000 shares of Common Stock to be issued over a three-year period to most officers and key employees pursuant to criteria set by our Compensation Committee. Under the terms of this amendment to the plan, Messrs. Rubin and Mr. Christopher L. Carameros are not entitled to receive grants of any options with respect to these shares.

Mr. Rubin’s employment agreement also calls for the reimbursement of certain expenses and taxes related to such reimbursements.

If Mr. Rubin’s employment with the Company is terminated by an occurrence other than death, disability or good cause, he will receive payments, each in an amount equal to his monthly rate of basic compensation, which shall commence on the date of termination and shall continue until the date the employment contract would have expired but for said occurrence. Mr. Rubin would also receive payments, payable annually after the close of each fiscal year of the Company, each in an amount of incentive compensation and bonuses that would otherwise have been payable to him if he had continued in the employ of the Company for the same period, provided, however, the incentive compensation and bonus payable with respect to any fiscal year shall not be less than the highest annual incentive compensation and bonus award made to Mr. Rubin with respect to the Company’s most recent three fiscal years ending prior to the date of termination. If Mr. Rubin’s employment had been terminated on February 28, 2006 by an occurrence other than death, disability or good cause, he would have been entitled to annual severance benefit payments (under the terms of his contract which was amended on April 21, 2005) in an amount of not less than $9,873,811 for each of the three years following the date of termination.

Upon the occurrence of a change in control of the Company, Mr. Rubin may elect to terminate his employment with the Company, and upon such termination he would receive a present-value lump sum payment of that amount due to him as basic compensation if his employment contract had continued until the date the employment contract would have expired but for said occurrence. In the event of a change in control, Mr. Rubin will also receive a lump sum payment in an amount equal to the amount of incentive compensation and bonuses that would otherwise have been payable to him under the employment agreement. Such lump sum payment shall be calculated using Mr. Rubin’s highest incentive compensation and bonuses payable with respect to the Company’s most recent three fiscal years ending prior to the date of the termination, with present value calculated using the applicable federal rate for the date of the termination of employment. His employment agreement was amended in April 2005 to provide that upon termination in no event will the severance payments to Mr. Rubin exceed 2.99 times his base amount, as defined in Section 280G of the Tax Code. If a change of control had occurred on February 28, 2006 and Mr. Rubin’s employment had been terminated under the terms of his amended contract, he would have been entitled to a lump-sum severance benefit of $27,194,022.

If Mr. Rubin’s employment is terminated by an occurrence other than by death, disability or good cause, including upon a change in control, Mr. Rubin will also receive: (1) all amounts earned, accrued or owing but not yet paid to him, (2) immediate vesting of all options granted to him, (3) removal of all restrictions on restricted stock awarded to him and immediate vesting of the rights to such stock, if any, (4) medical benefits for him and his wife for life and (5) paid premiums of his life insurance policies, required under his employment contract. At February 28, 2006, Mr. Rubin did not own any restricted stock or options that were not already vested. Mr. Rubin will also continue to participate in all employee benefits plans, programs or arrangements available to Company executives in which he was participating on the date of termination until the date the employment contract would have expired but for said occurrence or, if earlier, until he receives equivalent benefits and coverage by another employer.

In the event of Mr. Rubin’s death, all unpaid benefits under these agreements are payable to his estate. Mr. Rubin’s contract grants him the right to elect a cash payment of the remainder of his contract in the event of a merger, consolidation or transfer of all or substantially all of the Company’s assets to any unaffiliated company or other person.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee is composed of three directors. Each director is an “independent” outside director as defined by NASDAQ rules. This Report discusses the Committee’s compensation policies applicable to executive officers and directors and other information required under SEC rules.

Overview of Compensation of Our Chairman, Chief Executive Officer and President

The Committee reviews the compensation program for Mr. Gerald J. Rubin, our Chairman, Chief Executive Officer and President, and determines his compensation. Mr. Rubin is the founder of our Company and served as President of the Company prior to it becoming public in 1971. Mr. Rubin served as President, CEO, and Chairman from 1971 to 1984. From 1984 to June 2000, he served as CEO and Chairman. Since June 2000, Mr. Rubin, in addition to serving as CEO and Chairman, served as President and assumed the associated responsibilities required of that title.

Mr. Rubin’s compensation is governed by an employment agreement executed March 1, 1999, as amended, and the 1997 Cash Bonus Performance Plan (the "Cash Plan"). The Cash Plan was amended in 2003 to provide for graduated percentage bonus based upon pre-tax earnings performance of the Company. The shareholders approved this amendment to the Cash Plan providing for the pay for performance provision at the 2003 annual general meeting of shareholders. In connection with the approval of this amendment, Mr. Rubin agreed to a reduction of stock options that he was otherwise entitled to receive under his employment agreement. Mr. Rubin received no stock options in fiscal year 2006 and there are no stock options currently available to him under the Company's stock option plans. Mr. Rubin’s compensation package is now primarily based on performance, except for a limited amount of other compensation described in greater detail in this Proxy Statement. See “other compensation” in the "Summary Compensation Table." His employment agreement provides for an annual base salary of $600,000; however, his cash bonus under the Cash Plan, as amended, is reduced by that amount. In fiscal 2006, Mr. Rubin received an annual cash bonus of $4,140,229. His total cash compensation for base salary and bonus is approximately 8.5% of the Company’s fiscal 2006 pre-tax earnings.

Each year, the Committee reviews Mr. Rubin's compensation package. The Committee prepares a tally sheet setting forth all components of Mr. Rubin's compensation and retains a nationally recognized independent compensation consultant to assist the Committee in its review. As a result of these reviews, modifications have been made over the last several years to Mr. Rubin’s employment agreement with his consent, which the parties believe is in the best interests of the shareholders and compliant with good corporate governance. The Committee has eliminated personal use of corporate jet aircraft by executive officers, and substantially reduced any severance package by reducing the term of Mr. Rubin’s employment agreement from five years to three years. The Committee has also effectively eliminated the “gross up” provision in Mr. Rubin's employment agreement applicable to a change of control by limiting the aggregate present value of the payments and benefits provided to him under his employment agreement so that it does not exceed 2.99 times his "base amount" as defined in Section 280G(b)(3) of the Tax Code.

Review of Compensation of our Executive Officers

The compensation package for our executive officers, other than Mr. Rubin and Mr. Carameros, is made up of three components consisting of base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options. In addition, certain of our executive officers named in the "Summary Compensation Table" included in this Proxy Statement ("NEO's") have also received certain other compensation that are described more fully in that table. The base salary component is arrived at based upon the salary range commanded by the position in the marketplace. The annual bonus incentive considers a merit and review process against personal, divisional and organizational goals and objectives.

At our 2005 annual general meeting, the Company submitted to its shareholders and the shareholders approved, a proposal to amend the Helen of Troy Limited 1998 Stock Option and Restricted Stock Plan. The amendment permitted the grant of options to purchase an additional 750,000 shares of Common Stock to be issued over a three-year period to most officers and key employees pursuant to criteria set by the Committee. Under the terms of the amendment to the plan, Mr. Rubin and Mr. Christopher L. Carameros, a Company Executive Vice-President, are not entitled to receive grants of any options with respect to these shares. In addition, the amendment to the plan limited the maximum amount of shares of Common Stock subject to awards that may be issued in any fiscal year to 250,000 and required that any restricted share granted under the plan will reduce the available shares under the plan by three shares.

Careful consideration is given to whom options were granted concentrating on individuals whom exhibited high potential and made key contributions against the goals and objectives set for divisions, the organization, and personal performance. The Committee reviews and discusses management’s proposals for option grants prior to the Committee giving its approval.

On February 24, 2006, the Compensation Committee of the Company’s Board of Directors approved the immediate acceleration of vesting on unvested and "out-of-the money" stock options previously awarded to officers and employees with option exercise prices greater than $19.65. No options held by executive officer or Directors of the Company were accelerated other than the unvested options to purchase an aggregate of 46,412 shares of Common Stock. The affected options held by officers and employees had a range of exercise prices between $20.35 and $33.88, with a weighted average exercise price of $24.79. Vesting of options exercisable for a total of 285,217 shares was accelerated. The closing price per share of the Company's Common Stock on February 24, 2006 was $19.65. Except for the vesting change, all affected stock options will continue to be governed by their respective original terms and conditions. The accelerated options represented 4.1% of all outstanding Company options.

The Company took this action in order to reduce the future compensation expense associated with unvested stock options following the adoption of SFAS No.123(R) beginning with the first quarter of fiscal 2007. As a result of the acceleration, the Company estimates that it will reduce future stock option related compensation expense it otherwise would be required to record in connection with the accelerated options by $1,641,000 on a pre-tax basis over the original option remaining vesting periods.

No options held by executive officers of the Company were accelerated other than the unvested options to purchase an aggregate of 46,412 shares of Common Stock. Additionally, no unvested options held by non-employee members of the Board of Directors were accelerated. The table below presents information concerning the affected option awards and option holders.

Name	Position	Grant Dates	Number of Shares Accelerated	Range of Exercise Prices
Thomas J. Benson	Senior VP, CFO	8/22/2003	42,662	$21.21
Vincent D. Carson	Senior VP, General Counsel	12/1/2003	3,750	$23.38
All other officers and employees	Various	7/15/2003 to 9/29/2005	238,805	$20.35 - $33.88
			285,217

Deductibility of Compensation under Internal Revenue Code Section 162 (m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. The Company's shareholder-approved 1998 Stock Option and Restricted Stock Plan and the Cash Plan, in which awards under such plans constitute performance-based compensation, are not subject to Section 162(m) of the Tax Code. To maintain flexibility in compensating NEO's in a manner designed to promote varying corporate goals, the Committee has decided that in making any compensation decisions they would not allow Section 162(m) of the Tax Code to limit compensation decisions where the best interest of the Company and its shareholders dictate otherwise.

Review of Compensation of our Directors

The Committee reviews Director compensation taking into consideration the duties, skill, time, and Board and Committee meetings required, as well as attendance at executive session meetings. The Committee also reviews the National Association of Corporate Directors data on Director compensation in various industry segments and reviews the amounts and components of the compensation package with its compensation consultant in consideration of the work required by Directors. On June 6, 2005, the Helen of Troy Limited 1995 Stock Option Plan for Non-Employee Directors Stock expired by its terms with 280,000 shares still remaining eligible to grant under the plan. The Directors did not seek approval from our shareholders for an extension of the plan term.

The National Association of Corporate Directors compiles data and annually publishes a report detailing director compensation according to business revenue and industry segment. The 2006 report, based upon proxies filed in 2005, classifies the Company as a small company (those with revenues of $200 million to $600 million) in the Consumer Products/Div. Manufacturers industry segment. The average total director compensation in this segment in 2005 was $88,157. The average total cash compensation for the Company's current Non-Employee Directors for the fiscal year 2006 was $57,429. In addition, in fiscal year 2006, the Company’s Directors received stock options as set forth in the Non-Employee Directors Compensation Table in this Proxy Statement.

Respectfully submitted,

COMPENSATION COMMITTEE
June 28, 2005

Gary B. Abromovitz (Chairman)
Timothy F. Meeker
Darren G. Woody

The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2006, the Company continued an agreement (the "Lease") under which it leases a 108,000 square foot warehouse facility in El Paso, Texas, from a real estate partnership (the "Partnership") in which Gerald J. Rubin and Stanlee N. Rubin are limited partners. The Company entered into the Lease in order to expand its inventory storage capacity in El Paso, Texas. Under the terms of the Lease, the Company paid $29,250 in monthly rent. The Company also paid certain expenses associated with the operation of the facility. The Company leased the warehouse facility for the entire fiscal year and made a total of $507,120 in payments for associated rent and operating expenses during fiscal 2006. The Company obtained an appraisal from a third party confirming that the amount of rent under the Lease is comparable to that being paid by other companies for similar facilities in El Paso. The Company obtained comparable rental information on similar properties from an unaffiliated real estate company at the time of the Lease. This information was used to establish the rental rate for this facility. The Lease was a month-to-month agreement. This Lease was terminated on February 28, 2006.

In July 1999, the Company entered into an agreement with the Partnership under which the Company currently leases 3,601 square feet of office space and certain office equipment in El Paso, Texas to the Partnership. During fiscal 2006, the Company recorded $62,744 in rental income associated with this agreement. The Company has obtained an appraisal from a third party confirming that the amount of rent under such agreement is comparable to that being paid by other companies for similar facilities in El Paso, Texas. The Company and the Partnership terminated the lease on February 28, 2006.

Byron H. Rubin, a member of the Company's Board of Directors, earns ordinary insurance agent's commissions in connection with the Company's group health, life and disability insurance policies as well as in connection with certain life insurance policies on its officers. During fiscal 2006, he received commissions of approximately $30,000 from policies sold to the Company.

Timothy F. Meeker, a member of the Company’s Board of Directors, was paid consulting fees of $48,000 during fiscal 2006 in connection with marketing advisory services provided to Idelle Labs, Ltd., the business unit in the Company’s personal care segment that develops and distributes liquid hair styling products, body powder and skin care products. Mr. Meeker is expected to continue to provide and be compensated for such services in fiscal 2007 at a rate of $4,000 per month.

All of the above transactions have been reviewed, approved and ratified by the Company's Audit Committee.

Prior to July 2003, the Company had paid premiums for survivorship life insurance policies on the lives of Gerald J. Rubin and Stanlee N. Rubin in the aggregate insured amount of $29,000,000. The Company and a trust established for the benefit of Gerald J. Rubin and Stanlee N. Rubin, which was the beneficiary of the life insurance policies (the “Trust”), entered into a Split Dollar Insurance Agreement dated March 1994 whereby the Trust agreed to repay the Company all of the premiums paid under the policies from the proceeds of the policies. The Trust owned the policies and collaterally assigned the proceeds from these policies as collateral for the obligation to repay the aggregate premiums paid by the Company under these policies. In July 2003, the Trust and the Company entered into a Life Insurance Agreement under which the Trust transferred ownership of the policies to the Company. The Company agreed to pay annual premiums of up to $360,000 on the policies and upon the death of the second to die of Gerald J. Rubin or Stanlee N. Rubin, the Company shall receive the cash surrender value of the policies and the Trust shall receive the balance of the proceeds. As of February 28, 2006, the total aggregate death benefit of the policies was $32,112,325, the aggregate cash surrender value of the policies was $4,972,893, and the aggregate premiums paid by the Company since inception of the policies was $4,320,000.

Through fiscal 2002, the Company paid premiums on an executive universal life insurance policy on the life of Gerald J. Rubin in the initial insured amount of $5,000,000. Under the split dollar agreement for this policy, entered into in June 2000, the Company is entitled to reimbursement for all premium payments it has made on the policy out of any death benefits paid on the life of Gerald J. Rubin. No premiums have been paid on the policy since fiscal 2002. As of February 28, 2006, the total aggregate death benefit of the policies was $5,468,580, the aggregate cash surrender value of the policies was $468,580, and the aggregate premiums paid by the Company since inception of the policies was $958,266.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Composition. The Audit Committee of the Board is composed of the three directors named below. Each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that Adolpho R. Telles is an “audit committee financial expert” as defined by SEC rules.

Responsibilities. The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.

The Audit Committee is responsible for oversight, on behalf of the Board of Directors, of:

•	Helen of Troy’s auditing, accounting and financial reporting processes, and the integrity of its financial statements;

•
The audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s independent auditor and registered public accounting firm;

•	The Company’s compliance with legal and regulatory requirements, and

•	The staffing, establishment and ongoing operation of the Company’s internal audit function.

The Company’s management is responsible for: (a) maintaining the Company’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal controls. The independent registered public accounting firm is responsible for auditing Helen of Troy’s consolidated annual financial statements.

The Audit Committee’s function is one of oversight only and does not relieve management of its responsibilities for preparing financial statements that accurately and fairly present the Company’s financial results and condition, nor the independent registered public accounting firm of their responsibilities relating to the audit or review of the financial statements.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s independent auditor and registered public accounting firm, KPMG LLP. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the chairman then communicates such pre-approvals to the full Audit Committee for ratification. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed. The Audit Committee has been reducing the scope and amount of permissible non-audit services obtained from KPMG LLP, and obtaining other providers for those services. For more information about fees paid to KPMG LLP for services in fiscal years 2005 and 2006, see ""Proposal 2: Appointment of Independent Auditor and Registered Public Accounting Firm and Authorization of the Audit Committee of the Board of Directors to set the Auditor’s Remuneration.''

Review with Management and Independent Registered Public Accounting Firm. In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in Helen of Troy’s Annual Report on Form 10-K for the 2006 fiscal year.

2.
The Audit Committee has discussed with the independent auditor and registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

3.
The Audit Committee has received from the independent auditor and registered public accounting firm, KPMG LLP, the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with KPMG LLP the independence of the registered public accounting firm.

4.	The Audit Committee has considered whether the provision of services covered by fees paid to KPMG LLP is compatible with maintaining the independence of KPMG LLP.

Based on the review and discussions referred to in paragraphs 1-4 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2006, for filing with the SEC.

The Audit Committee has approved and recommends that the shareholders appoint KPMG LLP as the Company’s independent auditor and registered public accounting firm for fiscal 2007.

Respectfully submitted,

AUDIT COMMITTEE
June 28, 2006

Adolpho R. Telles (Chairman)
Gary B. Abromovitz
John B. Butterworth

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT AND OTHER FEES PAID TO OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for the years ended February 28, 2006, and February 28, 2005, and fees billed for other services rendered by KPMG LLP during those periods.

	2006	2005

Audit Fees	$595,500	$390,000
Audit-Related Fees	377,200	265,000
Tax Fees	22,800	28,000
All Other Fees	200	42,000
Total	$995,700	$725,000

Audit Fees: Consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements, and attest services, except those not required by statue or regulation.

Audit-Related Fees: Consist of fees billed by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and internal control over financial reporting, including services in connection with assisting the company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations, due diligence, accounting consultations concerning financial accounting and reporting standards.

Tax Fees: Consist of tax compliance/preparation fees by KPMG LLP to the Company for professional services and assistance to the Company’s in-house tax departments related to federal, state and international tax compliance.

All Other Fees: Consist of fees billed by KPMG LLP to the Company for other permissible work for services not included in the first three categories. The Company intends to minimize services in this category. In 2005 "all other fees" consisted principally of assistance with the review of certain materials provided to prospective lenders in connection with potential financing, selected due diligence procedures in connection with an acquisition, and advice regarding foreign statutory requirements in connection with the exercise of options. These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in KPMG LLP’s core work, which is the audit of the Company’s consolidated financial statements.

The Audit Committee pre-approved all of the services described above that were provided in fiscal 2006 in accordance with the pre-approval requirements of the Sarbanes-Oxley Act. There were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable.

PROPOSAL 2: APPOINTMENT OF INDEPENDENT AUDITOR AND REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET
THE AUDITOR’S REMUNERATION

Under Bermuda law, our shareholders have the responsibility to appoint the independent auditor and registered public accounting firm of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration. KPMG LLP, or a predecessor, has been our independent auditor and registered public accounting firm since 1978, and is considered by the Company’s management to be well qualified and independent. Among other matters, the Audit Committee has concluded that current requirements for audit partner rotation, auditor independence through limitation of services and other regulations affecting the audit engagement process will substantially assist in supporting auditor independence. A representative of KPMG LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so. The KPMG LLP representative is also expected to be available to respond to appropriate questions.

Representatives of KPMG LLP attended eight of the meetings held by the Audit Committee in fiscal 2006. The Audit Committee pre-approves and reviews audit and non-audit services performed by KPMG LLP as well as the fees charged by them for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the independent auditor and registered public accounting firm’s independence. To avoid certain potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. In recent years, we have not obtained any of these prohibited services from KPMG LLP, and we are able to obtain such services from other Accounting firms and other service providers of requisite capability.

In addition to the services provided by KPMG LLP, we used PricewaterhouseCoopers LLP ("PwC LLP") principally to provide project direction and management consulting services in connection with our implementation of a new Global Enterprise Resource Planning System. In the aggregate, we paid PwC LLP $281,801 in fiscal 2006 in connection with these services.

SHAREHOLDER APPROVAL

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint KPMG LLP as our independent auditor and registered public accounting firm as described in this Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

SHAREHOLDER PROPOSALS

Shareholders intending to present proposals at the 2007 Annual General Meeting of Shareholders and desiring to have those proposals included in the Company's proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to be received at the executive offices of the Company no later than March 1, 2007. For proposals that shareholders intend to present at the 2007 Annual Meeting of Shareholders outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, unless the shareholder notifies the Company of such intent by March 1, 2007, any proxy solicited by the Company for such General Meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Except as noted below, to the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 2006 all Section 16(a) filing requirements applicable to the Directors, executive officers and greater than 10% shareholders were satisfied.

Thomas J. Benson	November 25, 2005 Stock Option Grants were filed late on December 2, 2005
Vincent D. Carson

OTHER MATTERS

Except as described in this Proxy Statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management's discretion.

HOUSEHOLDING OF MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's proxy statement or annual report may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request by writing the Company at the following address: Helen of Troy Limited, 1 Helen of Troy Plaza, El Paso, Texas 79912, Attention: Investor Relations; or by calling the Company at the following phone number: (915) 225-4748. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

ELECTRONIC DELIVERY OF SHAREHOLDER COMMUNICATIONS

If you received your Annual General Meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce the Company’s printing and mailing costs, by signing up to receive shareholder communications via e-mail. With electronic delivery, you will be notified via e-mail after the annual report and the proxy statement are available on the Internet, and you can submit your shareholder votes online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

1.
If you are a registered holder (you hold your shares of Common Stock in your own name through our transfer agent, Computershare Investor Services, LLC, or you have stock certificates), you can elect to have next year's communications sent to you electronically as part of this year’s on-line voting process at WWW.PROXYVOTE.COM by following the instructions that will be provided to you on screen when you vote.

2.
If you are a beneficial holder (your shares are held by a brokerage firm, a bank or a trustee), you may contact your broker or visit their web-site. Most brokers have made provisions for you to sign up on-line for electronic delivery of shareholder reports and mailings.

Your electronic delivery enrollment will be effective until you cancel it.

HOW TO OBTAIN OUR ANNUAL REPORT, PROXY STATEMENT
AND OTHER INFORMATION ABOUT THE COMPANY

From time to time, we receive calls from shareholders asking how they can obtain more information regarding the Company. The following options are available.

1.
Our Investor Relations site, which can be accessed from our main Internet website located at www.hotus.com, contains Company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to our SEC filings. This proxy statement and our 2006 Annual Report to Shareholders are both available at this site.

2.
You may also request a free copy of our Annual Report or Proxy Statement by contacting Helen of Troy Investor Relations, Robert D. Spear, at (915) 225-4748, or via e-mail at rspear@hotus.com, or send written correspondence to Helen of Troy Limited, Attn: Investor Relations, One Helen of Troy Plaza, El Paso, Texas 79912.

YOUR VOTE IS IMPORTANT